Exhibit 99.4

22 May 2013

QLI Is Considering Undertaking Another Rights Issue

Queenco Leisure International Ltd., the emerging markets entertainment center and casino developer and operator (the "Company" or "QLI"), announces today that it is considering raising approximately EUR 6,000,000 by way of a rights issuance to its existing shareholders (including holders of its GDRs) (the "Rights Issue"), among other things, in order to allow the Company to take the actions required for the removal of its 2012 financial statements' going concern warning.

The Company expects to approve the terms of the Right Issue in the near future; however, the undertaking and/or consummation thereof is not certain.

Further information shall be reported once the Company's plans are finalized.

Queenco Leisure International Ltd.

For further information about the Company please visit www.queenco.com or contact:

Queenco Leisure International Ltd.
Haim Assayag, Executive Chairman of the Board.	T: +972 3 7566 555

30 May 2013
Update Regarding Contemplated Rights Issuance

Following the Company's 22 May 2013 report that it is considering undertaking another rights issuance (the "Rights Issue"), Queenco Leisure International Ltd., the emerging markets entertainment center and casino developer and operator (the "Company" or "QLI"), today announces that the Company's Board of Directors has resolved to offer to its eligible shareholders and GDR holders (as such term shall be defined in a rights issuance memorandum to be distributed to the Company's shareholders and GDR holders) to purchase up to 488,408,824 ordinary shares of the Company, such that each eligible shareholder/GDR holder who holds 100 ordinary shares of the Company (or certificates representing 100 ordinary shares of the Company, in the case of GDR holders) shall be entitled to purchase 80 ordinary shares of the Company (or certificates representing 80 ordinary shares of the Company, in the case of GDR holders) in consideration for a price per share of EUR 0.012.
In the event that the entire rights are exercised at the offering, the Company expects to raise approximately EUR 5,861 thousand, and that the price per share shall reflect EUR 0.0303 (as compared to EUR 0.0450 as of the date hereof).

The Rights Issue is dependent, among other things, upon the receipt by the Company of a commitment from (Y.Z.) Queenco Ltd., QLI's parent company, and its wholly owned subsidiary, Shachar HaMilenium (1991) Ltd., to subscribe for a minimum of their respective existing pro rata share in the Rights Issue.

The record date and exact time table pertaining to the Rights Issue have not yet been determined, and shall be reported on as soon as practicable. In addition, the Company intends to distribute to its shareholders and GDR holders as of such record date a rights issue memorandum that shall set forth the entire terms and conditions of the Rights Issue, including a description of the shareholders and GDR holders who may participate in the offering.

Shareholders and GDR holders are advised that the consummation of the Rights Issue is not certain.

Queenco Leisure International Ltd.

For further information about the Company please visit www.queenco.com  or contact:

Queenco Leisure International Ltd.
Haim Assayag, Executive Chairman of the Board.	T: +972 3 7566 555

DISCLAIMER:

This announcement is for information purposes only and does not constitute or form part of any offer or invitation to sell, or any solicitation of any offer to purchase nor shall it (or any part of it) or the fact of its distribution, form the basis of, or be relied on in connection with, any contract therefore. The potential Rights Issue and distribution of this document and other information in connection with the potential Rights Issue in certain jurisdictions may be restricted by law and persons into whose possession any document or other information referred to herein comes should inform themselves about and observe any such restriction. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction.

This announcement is not a prospectus for the purposes of EU Directive 2003/71/EC, as amended (the "Directive"), and/or Part VI of the Financial Services and Markets Act 2000. Nothing in this announcement should be interpreted as a term or condition of the Rights Issue. Any purchase of or application for the securities referred to herein should only be made on the basis of the information contained in any final offering document to be distributed to record date shareholders/GDR holders in connection with the potential Rights Issue. The price and value of, and income from, such securities may go up as well as down. Persons needing advice should consult a professional adviser.

No person has been authorized to give any information or to make any representations other than those contained in this announcement and, if given or made, such information or representations must not be relied on as having been authorized by the Company. In addition, no agent or representative of the Company accepts any responsibility whatsoever for the contents of this document and no representation or warranty express or implied, is made by any agent or representative as to the information set out in this document.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any securities within the United States (as such term is defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act")). These securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and may not be offered, sold or delivered, directly or indirectly, in the United States, except in transactions exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws.

Neither this announcement nor any copy of it may be taken or transmitted into Australia, Canada, Japan or the Republic of South Africa or any other such jurisdiction where to do so would constitute a violation of the relevant laws of such jurisdiction or would require any registration or licensing within such jurisdiction. Any failure to comply with the above restrictions may constitute a violation of the securities laws of the United States, Australia, Canada, Japan or the Republic of South Africa.

28 June 2013

Update Regarding Contemplated Rights Issuance

Following the Company's reports of 22 and 30 May 2013 regarding its contemplated rights issuance (the "Rights Issue"), Queenco Leisure International Ltd., the emerging markets entertainment center and casino developer and operator (the "Company"), today announces that it has set the 11th of July 2013 as the record date for the Rights Issue (the "Record Date"). Only shareholders on the Record Date ("Record Date Shareholders") and holders of Global Depositary Receipts ("GDRs") representing the Company's ordinary shares on the Record Date may participate in the Rights Issue, provided that they meet certain criteria as shall be set forth in the term of the Rights Issue.

The terms and conditions of the Rights Issue, including notification of which shareholders and GDR holders may participate, will be set out in a rights issue memorandum that will be sent, or otherwise made available, to all Record Date Shareholders on or about 12 July 2013.

Queenco Leisure International Ltd.

For further information about the Company please visit www.queenco.com  or contact:

Queenco Leisure International Ltd.
Haim Assayag, Executive Chairman of the Board.	T: +972 3 7566 555

DISCLAIMER:

This announcement is for information purposes only and does not constitute or form part of any offer or invitation to sell, or any solicitation of any offer to purchase nor shall it (or any part of it) or the fact of its distribution, form the basis of, or be relied on in connection with, any contract therefore. The potential Rights Issue and distribution of this document and other information in connection with the potential Rights Issue in certain jurisdictions may be restricted by law and persons into whose possession any document or other information referred to herein comes should inform themselves about and observe any such restriction. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction.

This announcement is not a prospectus for the purposes of EU Directive 2003/71/EC, as amended (the "Directive"), and/or Part VI of the Financial Services and Markets Act 2000. Nothing in this announcement should be interpreted as a term or condition of the Rights Issue. Any purchase of or application for the securities referred to herein should only be made on the basis of the information contained in any final offering document to be distributed to record date shareholders/GDR holders in connection with the potential Rights Issue. The price and value of, and income from, such securities may go up as well as down. Persons needing advice should consult a professional adviser.

No person has been authorized to give any information or to make any representations other than those contained in this announcement and, if given or made, such information or representations must not be relied on as having been authorized by the Company. In addition, no agent or representative of the Company accepts any responsibility whatsoever for the contents of this document and no representation or warranty express or implied, is made by any agent or representative as to the information set out in this document.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any securities within the United States (as such term is defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act")). These securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and may not be offered, sold or delivered, directly or indirectly, in the United States, except in transactions exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws.

Neither this announcement nor any copy of it may be taken or transmitted into Australia, Canada, Japan or the Republic of South Africa or any other such jurisdiction where to do so would constitute a violation of the relevant laws of such jurisdiction or would require any registration or licensing within such jurisdiction. Any failure to comply with the above restrictions may constitute a violation of the securities laws of the United States, Australia, Canada, Japan or the Republic of South Africa.